                              ASSET PURCHASE AGREEMENT

                                    By and Among

                        West Coast Entertainment Corporation,

                  the Entities Named on SCHEDULE A Attached Hereto

                                         and

                    Steven Matsakis, Hal Greene and Brian Miller

                                  TABLE OF CONTENTS
                                  -----------------

         Section                                                     Page
         -------                                                     ----

         1.   Sale and Delivery of the Assets.......................   1

              1.1   Delivery of the Assets..........................   1
              1.2   Further Assurances .............................   3
              1.3   Base Purchase Price.............................   3
              1.4   Assumption of Liabilities; Etc..................   5
              1.5   Allocation of Base Purchase Price and
                    Assumed Liabilities.............................   7
              1.6   The Closing.....................................   7
              1.7   No Apportionment................................   7
              1.8   Deposit ........................................   7
              1.9   New Stores......................................   8

         2.   Representations of the Sellers and the Principals.....   8

              2.1   Organization....................................   8
              2.2   Capitalization of the Sellers ..................   8
              2.3   Authorization...................................   9
              2.4   Ownership of the Assets.........................   9
              2.5   Financial Statements............................  10
              2.6   Absence of Undisclosed Liabilities..............  12
              2.7   Litigation......................................  12
              2.8   Insurance.......................................  12
              2.9   Inventory.......................................  12
              2.10  Fixed Assets....................................  13
              2.11  Leases..........................................  13
              2.12  Change in Financial Condition and Assets........  14
              2.13  Tax Matters.....................................  14
              2.14  Accounts Receivable.............................  15
              2.15  Books and Records...............................  15
              2.16  Contracts and Commitments.......................  16
              2.17  Compliance with Agreements and Laws.............  17
              2.18  Employee Relations..............................  18
              2.19  Absence of Certain Changes or Events............  19
              2.20  Suppliers.......................................  20
              2.21  Prepayments and Deposits........................  20
              2.22  Trade Names and Other Intangible Property.......  20
              2.23  Employee Benefit Plans..........................  21
              2.24  Regulatory Approvals............................  22
              2.25  Indebtedness to and from Officers, Directors
                    and Shareholders................................  22
              2.26  Powers of Attorney and Suretyships..............  22
              2.27  Disclosure......................................  22

         3.   Representations of the Buyer..........................  23

              3.1   Organization and Authority......................  23
              3.2   Capitalization of the Buyer.....................  23
              3.3   Authorization...................................  23
              3.4   Regulatory Approvals............................  24
              3.5   Disclosure......................................  24
              3.6   Issuance of Shares..............................  24

         4.   Access to Information; Public Announcements...........  24

              4.1   Access to Management, Properties and Records....  24
              4.2   Confidentiality.................................  25
              4.3   Public Announcements............................  26
              4.4   Registration Statement..........................  26

         5.   Pre-Closing Covenants of the Seller...................  26

              5.1   Conduct of Business.............................  27
              5.2   Absence of Material Changes.....................  27
              5.3   Taxes...........................................  28
              5.4   Delivery of Interim Financial Statements .......  29
              5.5   Compliance with Laws............................  29
              5.6   Continued Truth of Representations
                    and Warranties of the Sellers...................  29
              5.7   Continuing Obligation to Inform.................  29
              5.8   Exclusive Dealing...............................  29
              5.9   No Publicity....................................  30

         6.   Satisfaction of Conditions, Liquidated Damages........  30

              6.1   Satisfaction of Conditions......................  30
              6.2   Liquidated Damages..............................  30

         7.   Conditions to Obligations of the Buyer................  31

              7.1   Continued Truth of Representations
                    and Warranties of the Seller; Compliance with
                    Covenants and Obligations ......................  31
              7.2   Corporate Proceedings...........................  31
              7.3   Governmental Approvals..........................  31
              7.4   Consents of Lenders, Lessors and Other
                    Third Parties...................................  32
              7.5   Adverse Proceedings.............................  32
              7.6   Opinion of Counsel..............................  32
              7.7   Board of Directors and Shareholder and Member and
                    Manager Approval................................  32
              7.8   The Assets......................................  32

              7.9   Update..........................................  32
              7.10  Cash Available..................................  33
              7.11  Payables........................................  33
              7.12  Tax Holdback Agreement..........................  33
              7.13  Closing Deliveries..............................  33

         8.   Conditions to Obligations of the Sellers..............  34

              8.1   Continued Truth of Representations and
                    Warranties of the Buyer; Compliance
                    with Covenants and Obligations..................  34
              8.2   Corporate Proceedings...........................  35
              8.3   Governmental Approvals..........................  35
              8.4   Consents of Lenders, Lessors and Other
                    Third Parties...................................  35
              8.5   Adverse Proceedings.............................  35
              8.6   Opinion of Counsel..............................  35
              8.7   Closing Deliveries..............................  35

         9.   Indemnification.......................................  36

              9.1   By the Buyer and the Sellers
                    and the Principals..............................  36
              9.2A  By the Sellers and the Principals...............  36
              9.2B  By the Buyer....................................  37
              9.3   Claims for Indemnification......................  38
              9.4   Defense by Indemnifying Party..................   39
              9.5   Payment of Indemnification Obligation...........  39
              9.6   Survival of Representations; Claims for
                    Indemnification.................................  39
              9.7   Indemnification Limitations.....................  40

         10.  Post-Closing Agreements...............................  40

              10.1  Proprietary Information.........................  40
              10.2  No Solicitation or Hiring of Former Employees...  40
              10.3  Non-Competition Agreement.......................  40
              10.4  Sharing of Data.................................  41
              10.5  Use of Name....................................   42
              10.6  Cooperation in Litigation.......................  43

         11.  Termination of Agreement..............................  43

              11.1  Termination by Lapse of Time....................  43
              11.2  Termination by Agreement of the Parties........   43
              11.3  Termination by Reason of Breach................   43

         12.  Transfer and Sales Tax................................  43

         13.  Brokers...............................................  44

              13.1  For the Sellers.................................  44
              13.2  For the Buyer...................................  44

         14.  Notices...............................................  44

         15   Arbitration...........................................  45

         16.  Successors and Assigns................................  46

         17.  Entire Agreement; Amendments; Attachments.............  46

         18.  Expenses..............................................  47

         19.  Legal Fees............................................  47

         20.  Governing Law.........................................  47

         21.  Section Headings......................................  47

         22.  Severability..........................................  47

         23.  Counterparts..........................................  47

                              ASSET PURCHASE AGREEMENT
                              ------------------------


              Agreement made as of September 30, 1996 by and among West Coast Entertainment Corporation, a Delaware corporation with its principal office at 9990 Global Road, Philadelphia, Pennsylvania 19115 (the "Buyer"), each of the entities named on Schedule A attached hereto, each of whom has a principal office as indicated on SCHEDULE A (collectively, the "Sellers" and individually, a "Seller"), and Steven Matsakis, Hal Greene and Brian Miller (collectively, the "Principals" and individually, a "Principal").

                                Preliminary Statement
                                ---------------------

              The Buyer desires to purchase, and the Sellers desire to sell, substantially all of the assets and businesses of the Sellers, each of which is engaged in the retail video rental and sales business (the "Business"), for the consideration set forth below and the assumption of certain of the Sellers' liabilities set forth below, subject to the terms and conditions of this Agreement.

              NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

              1.   Sale and Delivery of the Assets
                   -------------------------------

                   1.1  Delivery of the Assets.
                        ----------------------

                        (a) Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Sellers shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase from the Sellers, the following properties, assets and other claims, rights and interests:

                             (i)  all inventories, videotapes, finished
         goods, office supplies, maintenance supplies, packaging materials, spare parts and similar items of the Sellers (collectively, the "Inventory") which exist on the Closing Date (as defined below);

                            (ii) all accounts, accounts receivable, notes and notes receivable existing on the Closing Date which are payable to the Sellers, including any security held by the Sellers for the payment thereof (the "Accounts Receivable");

                           (iii)  all prepaid expenses, prepaid rent,
         prepaid insurance, deposits, security deposits and other similar assets of the Sellers existing on the Closing Date;

                            (iv)  all rights of the Sellers under the
         contracts, agreements, leases, licenses and other instruments set forth on SCHEDULE 2.16 attached hereto (collectively, the "Contract Rights");

                             (v)  subject to the provisions of Section
         10.4, copies of all books, records and accounts, correspondence, studies, reports or summaries relating to or arising out of the Business, and originals of all manuals and customer lists;

                            (vi) all rights of the Sellers under express or implied warranties from the suppliers of the Sellers;

                           (vii)  all of the machinery, equipment,
         furniture, leasehold improvements and construction in progress owned by the Sellers on the Closing Date, regardless of whether reflected as "fixed assets" or "capital assets" in the accounting records of the Sellers (collectively, the "Fixed Assets");

                          (viii)  all of the Sellers' right, title and
         interest in and to all intangible property rights, including but not limited to inventions, discoveries, trade secrets, processes, formulas, know-how, United States and foreign patents, patent applications, trade names, including the name "Super Video Store", and the service mark "More Movies, More Copies, More Fun!" or any derivation of any of the foregoing, trademarks, trademark registrations, applications for trademark registrations, copyrights, copyright registrations, owned or, where not owned, used by the Sellers (or any of them) in the Business and all licenses and other agreements to which any Seller is a party (as licensor or licensee) or by which any Seller is bound relating to any of the foregoing kinds of property or rights to any "know-how" or disclosure or use of ideas (collectively, the "Intangible Property");

                            (ix)  except as specifically provided in
         Subsection 1.1(b) hereof, all other assets, properties, claims, rights and interests of the Sellers which exist on the Closing Date, of every kind and nature and description, whether tangible or intangible, real, personal or mixed.

                        (b)  Notwithstanding the provisions of
         paragraph (a) above, the assets to be transferred to the Buyer under this Agreement shall not include (i) cash of the Sellers, other than (x) an aggregate of $14,000 of cash on hand at the Stores (as defined below) and (y) deposits and prepayments from customers (which shall be transferred to the Buyer to be held as such), (ii) any motor vehicles or other rolling stock owned by the Sellers on the Closing Date, or (iii) the those assets listed on
         SCHEDULE 1.1(ii) attached hereto (collectively, the items referred to in clauses (i), (ii) and (iii) are hereinafter referred to as the "Excluded Assets").

                        (c) The Inventory, Accounts Receivable, Contract Rights, Fixed Assets, Intangible Property and other properties, assets and business of the Sellers described in paragraph (a) above, other than the Excluded Assets, shall be referred to collectively as the "Assets." The Assets relate to the 14 retail video stores identified on SCHEDULE B attached hereto, which constitute all of the retail video stores in which each Seller has an interest. All of such stores are sometimes hereinafter referred to collectively as the "Stores."

                   1.2 FURTHER ASSURANCES. At any time and from time to time after the Closing, at the Buyer's request and without further consideration, the Sellers promptly shall execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as the Buyer may reasonably request to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Assets, to put the Buyer in actual possession and operating control thereof, to assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement. If the Buyer requests the Sellers to take any such action more than 180 days after the Closing Date, the Buyer shall reimburse the Sellers for their reasonable, documented out-of-pocket expenses associated therewith.

                   1.3  Base Purchase Price.
                        -------------------

                        (a) The purchase price for the Assets shall be an amount equal to (i) $10,550,000 minus (ii) the amount of the current accounts payable of the Sellers assumed by the Buyer on the Closing Date pursuant to clauses (i) and (ii) of Section 1.4(a) below (the "Base Purchase Price"). The Base Purchase Price shall be subject to adjustment as provided in Section 1.7 below. Any such adjustment shall increase or reduce the portion of the Base Purchase Price which is payable by delivery of cash, as described in Section 1.3(b)(ii) below.

                        (b) The Base Purchase Price shall be paid as follows. At the Closing, the Buyer shall deliver to the Sellers
         (i) $3,919,000 by delivery of an instrument of evidence of indebtedness pursuant to which the Buyer shall issue shares of its Common Stock, $.01 par value per share ("Common Stock"), which instrument shall be on the terms described below (the

         "Instrument"), and (ii) the balance by wire transfer of immediately available federal funds, to an account designated by the Sellers. The Base Purchase Price (as adjusted in the manner provided in this Agreement) shall be allocated among each Seller in the manner provided on SCHEDULE C attached hereto.

              The Instrument shall provide for issuance to the Sellers of a number of shares of Buyer Common Stock equal to (I) $3,919,000 divided by (II) the average of the bid and asked prices per share of Buyer's Common Stock as reported on the Nasdaq Stock Exchange for each of the fifteen trading days ending on the business day preceding the Closing Date (the "Market Value"). The Instrument shall provide for issuance of one-third (in number of shares) of the total number of shares of Buyer Common Stock issuable pursuant to the Instrument on the date which is 180 days following the Closing Date (the "First Issue Date"); one-third (in number of shares) of such shares on the date which is 365 days following the Closing Date (the "Second Issue Date"); and the balance on the date which is 545 days following the Closing Date (the "Third Issue Date").

              The Instrument shall further provide that:

                   (x) If, on the First Issue Date, the closing price of a share of Buyer Common Stock as reported on The Nasdaq Stock Market (the "First Issue Date Price"), is less than the Market Value, the Buyer shall deliver, within three business days following the First Issue Date, (1) cash or (2) additional shares of registered Buyer Common Stock, valued at the First Issue Date Price, which stock shall not be subject to any restrictions whatsoever, or (3) some combination of items (1) and (2), in any event, with an aggregate value equal to (A) the number of shares of Buyer Common Stock issued on the First Issue Date multiplied by (B) the excess of the Market Value over the First Issue Date Price.

                   (y) If, on the Second Issue Date, the closing price of a share of Buyer Common Stock as reported on the Nasdaq Stock Market (the "Second Issue Date Price"), is less than the Market Value, the Buyer shall deliver, within three business days following the Second Issue Date, (1) cash or (2) additional shares of registered Buyer Common Stock, valued at the Second Issue Date Price, which stock shall not be subject to any restrictions whatsoever, or (3) some combination of items (1) and (2), in any event, with an aggregate value equal to 50% of (A) the number of shares of Buyer Common Stock issued on the Second Issue Date multiplied by (B) the excess of the Market Value over the Second Issue Date Price.

              The Instrument shall permit set off, against amounts payable thereunder, of amounts or obligations owed by the Principals or the Sellers to the Buyer. All shares issued pursuant to the Instrument shall be registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement filed with the Securities and Exchange Commission (the "SEC"), which Registration Statement shall, at the time of each issuance of such shares, be effective.

              The Instrument shall provide that if the Buyer defaults in the delivery of shares on any such date, the Sellers shall provide notice thereof to the Buyer and an opportunity to cure such default during a 30-day period thereafter. If the Buyer then fails to deliver such shares, the Buyer's obligation to deliver all unissued shares as provided in the Instrument shall accelerate. The obligation to issue shares under the Instrument shall also accelerate upon a Bankruptcy Event (as defined in the Instrument) with respect to Buyer.

              Following any acceleration of the Instrument, the Instrument shall become, at the election of the Sellers, payable not in shares of Buyer Common Stock, but in cash in a dollar amount equal the number of Unissued Shares multiplied by the Market Value.

              The Instrument shall provide that the consideration issuable thereunder is allocable (for income tax purposes) solely to goodwill to be acquired by the Buyer from the Sellers, and not to any other assets of the Sellers.

              The Instrument shall also provide that if, prior to the issuance of all shares to the Sellers pursuant to the Instrument (any such shares so unissued, the "Unissued Shares"), the Buyer registers shares of Buyer Common Stock owned by Ralph T. Standley, III or T. Kyle Standley (the "Standleys") pursuant to a Registration Statement, and the Standleys sell such shares, the Buyer shall, at the written election of the Sellers, issue all Unissued Shares pursuant to the Instrument within 30 days following the date on which the Standleys sell such shares.

                   1.4  ASSUMPTION OF LIABILITIES; ETC.

                        (a) At the Closing, the Buyer shall execute and deliver an Instrument of Assumption of Liabilities (the "Instrument of Assumption") substantially in the form attached hereto as EXHIBIT 1, pursuant to which it shall assume and agree to perform, pay and discharge the following liabilities, obligations and commitments of the Sellers related to the Business (the "Assumed Liabilities"):

                             (i)  All accounts payable incurred in the
         ordinary course of business and reflected on the balance sheets of the Sellers as of December 31, 1995 previously delivered to the Buyer (the "Balance Sheet"), less (w) any payments made from December 31, 1995 (the "Balance Sheet Date") to the Closing Date,
         (x) any accounts payable of the Sellers to any Affiliate of any Seller as such term is defined in the Securities Act, as amended, and the rules and regulations promulgated thereunder, (y) any accounts payable which are, as of the Closing Date, past due and
         (z) any accounts payable which, as of the Closing Date, have been outstanding for greater than 60 days (regardless of whether past due), provided that, in no event shall the aggregate amount of the liabilities assumed pursuant to this clause (i) and clause (ii) below exceed $400,000, and the Sellers shall discharge any liabilities to the extent necessary to reduce all such liabilities to $400,000 or less;

                            (ii)  All accounts payable and accrued
         liabilities of the Sellers incurred in the ordinary course of business of the Sellers from the Balance Sheet Date to the Closing Date, other than (x) any liabilities of the Sellers to any Affiliate of any Seller, (y) accounts payable which are by their terms past due as of the Closing Date and (z) any accounts payable which, as of the Closing Date, have been outstanding for greater than 60 days (regardless of whether past due), provided that, in no event shall the aggregate amount of the liabilities assumed pursuant to this clause (ii) and clause (i) above exceed $400,000, and the Sellers shall discharge any liabilities to the extent necessary to reduce all such liabilities to $400,000 or less;

                           (iii) All obligations of the Sellers continuing after the Closing under the leases and contracts (which shall not and may not include liabilities under employee benefit plans) of the Business and set forth on SCHEDULE 1.4 attached hereto which become due and payable after the Closing Date; and

                            (iv) All other liabilities and obligations of the Sellers specifically set forth in SCHEDULE 1.4 attached hereto.

                        (b) The Buyer shall not at the Closing assume or agree to perform, pay or discharge, and the Sellers shall remain unconditionally liable for, all obligations, liabilities and commitments, fixed or contingent, of the Sellers other than the Assumed Liabilities. Without limiting the foregoing, the Buyer shall not assume any liabilities or obligations of the Sellers for wages, severance pay, vacation pay or under any employee benefit plan.

                   1.5 ALLOCATION OF BASE PURCHASE PRICE AND ASSUMED LIABILITIES. The aggregate amount of the Base Purchase Price and the Assumed Liabilities shall be allocated among the Assets in the manner specified on SCHEDULE 1.5 attached hereto. As provided in
         Section 1.3(b) above, the Base Purchase Price shall be allocated among each Seller in the manner provided on SCHEDULE C attached hereto.

                   1.6 THE CLOSING. The Closing shall take place on or before September 30, 1996 (time being of the essence), at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts, at such time or date as may be selected by Buyer, on not less than two days prior notice to any Principal (which notice may be given orally), or at such other time and date as may be mutually agreed upon in writing by the Buyer and the Principals. The transfer of the Assets by the Sellers to the Buyer shall be deemed to occur at 9:00 a.m., Boston time, on the date of the Closing (the "Closing Date").

              In the event that the Closing does not occur on or before September 30, 1996, the Buyer and the Sellers shall be released from all of their obligations under this Agreement, and any other agreements between the Buyer and the Sellers (except that the Deposit, as defined below, shall be disposed of in accordance with the Escrow Agreement described in Section 1.8 below).

                   1.7 NO APPORTIONMENT. Except as specifically provided in this Section 1.7 below, the purchase price of the assets shall not be subject to any adjustment for any prepaid expenses of the Sellers, including without limitation: (i) prepaid premiums on insurance, (ii) water and sewer use charges, (iii) transfer taxes and recording fees, if any, incurred in connection with the transfer of the Assets contemplated hereby, or (iv) real property taxes or other taxes for the then current tax period, and such amounts, if any, shall not be added to or deducted from the Base Purchase Price. The Sellers shall be entitled to additional consideration in respect of prepaid rent as of the Closing Date, which amount shall be added to the cash portion of the purchase price deliverable at closing.

                   1.8 DEPOSIT. The Buyer has previously deposited with Lentz & Gengaro, as escrow agent (the "Escrow Agent") cash in the amount of $200,000 as an earnest money deposit hereunder (the "Deposit") in accordance with the terms of an Escrow Agreement (the "Escrow Agreement"). The Deposit shall be delivered to the Sellers or the Buyer, as applicable, in accordance with the terms of the Escrow Agreement.

              THE SELLERS AND THE PRINCIPALS, ON THE ONE HAND, AND THE BUYER, ON THE OTHER HAND, HAVE BEEN REPRESENTED BY SEPARATE

         COUNSEL IN CONNECTION WITH THIS AGREEMENT. ONE OF SUCH COUNSEL MAY SERVE AS THE ESCROW AGENT. TO THE EXTENT THAT SERVICE AS SUCH ESCROW AGENT CONSTITUTES A CONFLICT OF INTEREST, EACH OF THE SELLERS, PRINCIPALS AND THE BUYER HEREBY EXPRESSLY WAIVE ANY SUCH CONFLICT OF INTEREST WITH RESPECT TO ANY REPRESENTATION OF THE BUYER OR THE SELLERS OR THE PRINCIPALS IN THE FUTURE, INCLUDING REPRESENTATION IN CONNECTION WITH RESOLUTION OF DISPUTES ARISING UNDER THE ESCROW AGREEMENT.

                   1.9 NEW STORES. Neither the Sellers nor the Principals (nor any of their respective Affiliates) shall be permitted or entitled to open additional retail stores prior to the Closing, unless the Buyer shall have previously consented thereto, which consent may be granted or withheld by the Buyer in its sole and absolute discretion.

              2.   Representations of the Sellers and the Principals
                   -------------------------------------------------

              The Sellers and the Principals, jointly and severally, represent and warrant to the Buyer as follows (it being understood that all references in this Section 2 to the Sellers shall be deemed to include all of the Sellers, unless the context otherwise requires):

                   2.1 ORGANIZATION. Each Seller is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization, as specified on SCHEDULE D attached hereto, and has all requisite power and authority (corporate and other) to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby. No Seller directly or indirectly owns or holds any legal or beneficial equity interest, in any corporation, partnership, joint venture, limited liability company or other entity. Each Seller is duly qualified to do business and in good standing in each of the jurisdictions listed on SCHEDULE 2.1(i) attached hereto, which constitute all jurisdictions in which their ownership of property or the character of their business requires such qualification. Certified copies of the charter, bylaws and other governing instruments of each of the Sellers, each as amended to date, have been previously delivered to the Buyer, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof. SCHEDULE B sets forth a list of each retail video rental store (including the location of each such store and the name and address of all owners of each such store) owned, operated or licensed directly or indirectly by each Seller.

                   2.2 CAPITALIZATION OF THE SELLERS. Each Seller's authorized and issued capital stock or membership interests are as specified on SCHEDULE D. The Principals own (beneficially and of record) all issued and outstanding shares of stock or constitute all of the members and managers of each Seller, all as more fully specified on SCHEDULE D. All of such shares or membership interests have been duly and validly issued and are fully paid and nonassessable.

                   2.3 AUTHORIZATION. The execution and delivery of this Agreement by each Seller, and the agreements provided for herein, and the consummation by each Seller of all transactions contemplated hereby, have been duly authorized by all requisite corporate and shareholder (or limited liability company member and/or manager) action (as the case may be). This Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which any Seller is a party constitute the valid and legally binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms. The execution, delivery and performance by each Seller of this Agreement and the agreements provided for herein, and the consummation by each Seller of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both: (a) violate the provisions of any law, rule or regulation applicable to such Seller; (b) violate the provisions of the charter or Bylaws or limited liability company agreement or certificate of formation or organization of such Seller; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of such Seller pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which such Seller is a party or by which such Seller or any of its properties is or may be bound. SCHEDULE 2.3 attached hereto sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by each Seller of the transactions contemplated by this Agreement.

                   2.4 OWNERSHIP OF THE ASSETS. SCHEDULE 2.4(i) attached hereto sets forth a true, correct and complete list of all claims, liabilities, liens, pledges, charges, encumbrances and equities of any kind affecting the Assets (collectively, the "Encumbrances"). The Sellers are, and at the Closing will be, the true and lawful owners of the Assets, and will have the right to sell and transfer to the Buyer good, clear, record and marketable title to the Assets, free and clear of all Encumbrances of any kind, except as set forth on SCHEDULE 2.4(ii) attached hereto (the "Permitted Encumbrances"). The delivery to the Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title to the Assets in the Buyer, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind or nature whatsoever, except for the Permitted Encumbrances.

                   2.5  Financial Statements.
                        --------------------

                        (a) The Sellers have previously delivered to the Buyer their combined audited balance sheets as of December 31, 1993, 1994 and 1995 (the "Audited Balance Sheets") and the related statements of income, shareholders' equity, retained earnings and statements of cash flow of the Sellers for the fiscal years ending December 31, 1993, 1994 and 1995 (collectively, including the Audited Balance Sheet, the "Audited Financial Statements").

              The Sellers have also delivered their combined unaudited balance sheets as of December 31, 1991 and 1992 (the "Unaudited Balance Sheets") and the related statements of income, shareholders' equity, retained earnings and statements of cash flow of the Sellers for the fiscal years then ended (collectively, including the Unaudited Balance Sheets, the "Unaudited Financial Statements").

              The Sellers have delivered to the Buyer their internal statements for each whole monthly period commencing after June 30, 1996 and ending prior to the date hereof (the "Internal
         Statements"), which were prepared by Sellers in accordance with their internal accounting policies, consistently applied.

              The Sellers have also delivered a report prepared by Sellers' management (which is attached as SCHEDULE 2.5 hereto, and entitled "ADJUSTED CASH FLOW"), which Sellers hereby certify as a true and correct statement of Sellers' aggregate net operating cash flow for the year ended December 31, 1995.

              The Sellers shall deliver to the Buyer, prior to the Closing, their combined unaudited balance sheets as of June 30, 1996 and the combined statements of operations and retained earnings and statements of cash flows for the six months ended June 30, 1996 prepared in accordance with generally accepted accounting principles ("GAAP") applied consistently with Sellers' past practices, which shall be reviewed by Sellers' independent outside accounting firm and accompanied by an unqualified report from such accounting firm (the "June Statements"). In addition, the Sellers have agreed to provide to the Buyer access to Sellers' books and records, and the Sellers have directed Sellers' independent outside accounting firm to assist Buyer, in connection with the preparation of the Sellers' combined unaudited balance sheet as of June 30, 1995, and the combined comparative statements of operations and retained earnings and statements of cash flow for the six months ended June 30, 1996 and June 30, 1995, prepared in accordance with GAAP applied consistently with Sellers' past practices, which shall be reviewed by Sellers' independent outside accounting firm. The expenses payable to Sellers' independent outside accounting firm in connection with their review of the June Statements shall be borne equally by the Buyer and the Seller (regardless of whether the transactions contemplated by this Agreement are consummated); provided that in no event shall the Buyer be required to pay more than $12,500 of such expenses. The expenses payable to Sellers' independent outside accounting firm in connection with the preparation and review of the June 30, 1995 statements shall be borne by the Buyer (regardless of whether the transactions contemplated by this Agreement are consummated).

              The Audited Financial Statements have been prepared in accordance with generally accepted accounting principles applied consistently with past practice and are certified without qualification by the Sellers' respective independent public accountants. The Unaudited Financial Statements and the Internal Statements (and the interim financial statements to be delivered by Sellers pursuant to Section 5.4) have been or will be certified by each Sellers' chief financial officer to have been prepared in accordance with Seller's internal accounting policies, consistent with past practice, provided that, the Sellers make no representation or warranty herein as to the interim statements delivered pursuant to Section 5.4 which are prepared in accordance with GAAP. The Audited Financial Statements and the Unaudited Financial Statements are hereinafter referred to collectively as the "Financial Statements."

                   (b) Each Seller's Financial Statements and the Internal Statements fairly present, and the June Statements will fairly present, as of their respective dates, the financial condition, retained earnings, assets and liabilities of each Seller and the results of operations of such Seller's business for the periods indicated; with respect to the contracts and commitments for the sale of goods or the provision of services by such Seller, the Financial Statements and the Internal Statements contain and reflect and the June Statements will contain and reflect adequate reserves, which are consistent with previous reserves taken, for all reasonably anticipated material losses and costs and expenses (except that the Internal Statements do not contain accruals for current and deferred income taxes, tape amortization or depreciation); and the amounts shown as accrued for current and deferred income and other taxes in the Financial Statements, the Internal Statements and the June Statements are (or will be) sufficient for the payment of all unpaid federal, state and local income taxes, interest, penalties, assessments or deficiencies applicable to such Seller, whether disputed or not, for the applicable period then ended and periods prior thereto (except that the Internal Statements do not contain accruals for current and deferred income taxes, tape amortization or depreciation).

                   2.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent (a) reflected and reserved against in its most recent Audited Balance Sheet, (b) set forth on SCHEDULE 2.6 attached hereto or (c) incurred in the ordinary course of business after the date of its most recent Audited Balance Sheet and not material in amount, either individually or in the aggregate, no Seller (individually) has, nor do the Sellers (in the aggregate) have, any liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, affecting the Assets. For purposes of this Subsection 2.6 only, "material" means any amount in excess of $10,000.

                   2.7 LITIGATION. Except as set forth on SCHEDULE 2.7 attached hereto, no Seller is a party to, or to the Sellers' best knowledge threatened with, and none of the Assets are subject to, any litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other governmental authority relating to or affecting the Assets or the business or condition (financial or otherwise) of any Seller. No Seller is in violation of or in default with respect to any judgment, order, writ, injunction, decree or rule of any court, administrative agency or governmental authority or any regulation of any administrative agency or governmental authority.

                   2.8 INSURANCE. SCHEDULE 2.8 attached hereto sets forth a true, correct and complete list of all fire, theft, casualty, general liability, workers compensation, business interruption, environmental impairment, product liability, automobile and other insurance policies insuring the Assets or business of each Seller and of all life insurance policies maintained for any of its employees, specifying the type of coverage, the amount of coverage, the premium, the insurer and the expiration date of each such policy (collectively, the "Insurance Policies") and all claims made under such Insurance Policies since January 1, 1991. True, correct and complete copies of all of the Insurance Policies have been previously delivered by the Sellers to the Buyer. The Insurance Policies are in full force and effect and are in amounts and of a nature which are adequate and customary for the Sellers' business. All premiums due on the Insurance Policies or renewals thereof have been paid and there is no default under any of the Insurance Policies.

                   2.9 INVENTORY. SCHEDULE 2.9 attached hereto sets forth a true, correct and complete list of the Sellers' inventory of rental videotapes, rental video games and other products held for rent by the Sellers, all as of a date not more than two days prior to the date hereof which inventory shall be prepared on a Seller-by-Seller basis, including quantities and titles. SCHEDULE 2.9 also sets forth a true, correct and complete list of the inventory of the Sellers' merchandise held for sale, all as of a date not more than two days prior to the date hereof, which inventory shall be prepared on a Seller-by-Seller basis, including a description,
         quantity and cost of all such merchandise.   SCHEDULE 2.9, as
         updated pursuant to Subsection 7.9 hereof, shall set forth a true, correct and complete list of such inventories as of a date not more than two days prior to the Closing Date. Such inventories consist of items of a quality and quantity which are usable or saleable without discount in the ordinary course of the business conducted by the Sellers.

                  2.10 FIXED ASSETS. SCHEDULE 2.10 attached hereto sets forth a true, correct and complete list of all Fixed Assets (on a Seller-by-Seller basis) as of the date hereof, including a description and the book value thereof. SCHEDULE 2.10, as updated pursuant to Subsection 7.9 hereof, shall set forth a true, correct and complete list of all Fixed Assets as of the Closing Date, including a description and valuation thereof. All of the Fixed Assets are in good operating condition and repair, normal wear and tear excepted, are currently used by the Seller in the ordinary course of business and in the production of products of the Sellers and normal maintenance has been consistently performed with respect to such Fixed Assets.

                  2.11 LEASES. SCHEDULE 2.11 attached hereto sets forth a true, correct and complete list as of the date hereof of all leases of real property, identifying separately each lease, to which each Seller is a party (the "Leases"). True, correct and complete copies of the Leases, and all amendments, modifications and supplemental agreements thereto, have previously been delivered by the Sellers to the Buyer. The Leases are in full force and effect, are binding and enforceable against each of the parties thereto in accordance with their respective terms and, except as set forth on SCHEDULE 2.11, have not been modified or amended since the date of delivery to the Buyer. No party to any Lease has sent written notice to the other claiming that such party is in default thereunder, which remains uncured. Except as set forth on SCHEDULE 2.11 attached hereto, there has not occurred any event which would constitute a breach of or default in the performance of any material covenant, agreement or condition contained in any Lease, nor has there occurred any event which with the passage of time or the giving of notice or both would constitute such a breach or material default. No Seller is obligated to pay any leasing or brokerage commission relating to any Lease and, except as set forth on SCHEDULE 2.11 attached hereto, no Seller will have any obligation to pay any leasing or brokerage commission upon the renewal of any Lease. No material construction, alteration or other leasehold improvement work with respect to any of the Leases remains to be paid for or to be performed by any Seller. The Financial Statements and the Internal Statements contain (and the June Statements will contain) adequate reserves to provide for the restoration of the properties subject to the Leases at the end of the respective Lease terms, to the extent required by the Leases.

                  2.12 CHANGE IN FINANCIAL CONDITION AND ASSETS. Except as set forth on SCHEDULE 2.12 attached hereto, since June 30, 1996, there has been no change which materially and adversely affects the business, properties, assets, store operating cash flow, condition (financial or otherwise) or prospects of any Seller, other than general economic conditions, and economic and other conditions in and affecting the retail video rental industry generally. No Seller has any knowledge of any existing or threatened occurrence, event or development which, as far as can be reasonably foreseen, could have a material and adverse effect on such Seller or its business, properties, assets, store operating cash flow, condition (financial or otherwise) or prospects, other than general economic conditions, and economic and other conditions in and affecting the retail video rental industry generally.

                  2.13  Tax Matters.
                        -----------

                        (a) Except as set forth on SCHEDULE 2.13 to this Agreement, the Sellers and the Principals represent and warrant, as to each Seller:

                           (i)    Within the times and in the manner
         prescribed by law, such Seller has filed all Returns which are required to be filed;

                          (ii) With respect to all amounts in respect of Taxes imposed upon such Seller for which it could be liable, whether to Taxing Authorities (as, for example, under law) or to other persons or entities (as, for example, under Tax allocation agreements), with respect to all taxable periods or portions of taxable periods ending on or before the Closing Date, all applicable tax laws and agreements have been fully complied with, and all such amounts required to be paid by such Seller to Taxing Authorities or others on or before the date hereof have been paid.

                         (iii)    All Returns filed by such Seller
         constitute materially complete and accurate representations of the respective Tax liabilities of, or attributable to, such Seller for such years;

                          (iv) No examination of the Returns of such Seller is currently in progress nor, to the best knowledge of the Seller, threatened and no unresolved deficiencies have been asserted or assessed against such Seller as a result of any audit by any Taxing Authority and no such deficiency has been proposed or threatened;

                           (v) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of such Seller;

                          (vi) Such Seller is not a person other than a United States person within the meaning of the Internal Revenue Code of 1986, as amended (the "Code").

                        (b) For purposes of this Section 2.13: "Return" means any return, declaration, report, statement or other document required to be filed in respect of any Tax. "Tax" or "Taxes" means any federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs duty or other tax, fee, assessment or charge of any kind whatever, together with interest and any penalty, addition to tax or ad-ditional amount with respect thereto. "Taxing Authority" means any governmental authority responsible for the imposition of Taxes.

                   2.14 ACCOUNTS RECEIVABLE. SCHEDULE 2.14 attached hereto sets forth a true, correct and complete list of the Sellers' collection accounts, including an aging thereof as of the Balance Sheet Date. SCHEDULE 2.14, as updated pursuant to Subsection 7.9 hereof, shall set forth a true, correct and complete list of the Sellers collection accounts as of the Closing Date, including an aging thereof. Except for such collection accounts, the Sellers have no Accounts Receivable. The collection accounts arose out of the sales or rentals of inventory or services in the ordinary course of business, and the Sellers' have established a reserve therefor in an amount equal to 100% of such collection accounts.

                   2.15 BOOKS AND RECORDS. The general ledgers and books of account of each Seller, all federal, state and local income, franchise, property and other tax returns filed by each Seller, with respect to the Assets, and all other books and records of each Seller are in all material respects complete and correct and have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations.

                   2.16 Contracts and Commitments.
                        -------------------------

                        (a) SCHEDULE 2.16 attached hereto contains a true, complete and correct list and description of the following contracts and agreements, whether written or oral (collectively, the "Contracts"):

                             (i)  all loan agreements, indentures,
         mortgages and guaranties to which any Seller is a party or by which any Seller or any of its property is bound;

                            (ii)  all pledges, conditional sale or title
         retention agreements, security agreements, equipment obligations, personal property leases and lease purchase agreements relating to any of the Assets to which any Seller is a party or by which any Seller or any of its property is bound;

                           (iii) all contracts, agreements, commitments, purchase orders or other understandings or arrangements to which any Seller is a party or by which any Seller or any of its property is bound which (A) involve payments or receipts by any Seller of more than $2,000 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto or (B) which may materially adversely affect the condition (financial or otherwise) or the properties, assets, business or prospects of any Seller;

                            (iv)  all collective bargaining agreements,
         employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, pension plans, retirement plans, employee stock option or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments to which any Seller is a party or by which any Seller or any of its property is bound;

                             (v)  all agency, distributor, sales
         representative and similar agreements to which any Seller is a party;

                            (vi)  all contracts, agreements or other
         understandings or arrangements between any Seller and any stockholder, member or Affiliate of such Seller;

                           (vii) all leases, whether operating, capital or otherwise, under which any Seller is lessor or lessee; and

                          (viii) any other material agreement or contract entered into by any Seller.

                        (b) Except as set forth on SCHEDULE 2.16 attached hereto:

                             (i)  each Contract is a valid and binding
         agreement of the applicable Seller, enforceable against such Seller in accordance with its terms, and such Seller does not have any knowledge that any Contract is not a valid and binding agreement of the other parties thereto;

                            (ii)  each Seller has fulfilled all material
         obligations required pursuant to the Contracts to have been performed by such Seller on its part prior to the date hereof, and each Seller has no reason to believe that it will not be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the date hereof;

                           (iii)  no Seller is in material breach of or
         default under any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto;

                            (iv) to the best knowledge of the Sellers and the Principals, there is no existing breach or default by any other party to any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto;

                             (v)  no Seller is restricted by any Contract
         from carrying on its business anywhere in the world; and

                            (vi)  no Seller has any written or oral
         Contracts to sell products or perform services which are expected to be performed at, or to result in, a material loss.

                        (c)  Except as set forth on SCHEDULE 2.3 or
         SCHEDULE 2.16, the continuation, validity and effectiveness of each Contract will not be affected by the transfer thereof to Buyer under this Agreement and all such Contracts are assignable to Buyer without a consent.

                        (d) True, correct and complete copies of all Contracts have previously been delivered by the Sellers to the Buyer.

                  2.17 COMPLIANCE WITH AGREEMENTS AND LAWS. Each Seller has all requisite licenses, permits and certificates, including environmental, health and safety permits, from federal, state and local authorities necessary to conduct the Business and own and operate the Assets, other than those the failure of which to obtain could not have a material adverse effect on any Seller or its properties (collectively, the "Permits"). SCHEDULE 2.17 attached hereto sets forth a true, correct and complete list of all such Permits, copies of which have previously been delivered by the Sellers to the Buyer. No Seller is in violation of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to building, zoning, environmental, disposal of hazardous substances, land use or similar matters) relating to its properties, the violation of which could have a material adverse effect on any Seller or its properties. Except as set forth on SCHEDULE 2.7, the business of each Seller does not violate, in any material respect, any federal, state, local or foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety, environmental protection, hazardous waste (as defined in the Resource Conservation and Recovery Act, as amended, and the regulations adopted pursuant thereto), conservation, or corrupt practices, the enforcement of which would have a material and adverse effect on the results of operations, condition (financial or otherwise), assets, properties, business or prospects of such Seller. Except as set forth on SCHEDULE 2.17 attached hereto, no Seller has since January 1, 1993 received any notice or communication from any federal, state or local governmental or regulatory authority or otherwise of any such violation or noncompliance.

                  2.18  Employee Relations.
                        ------------------


                        (a) Each Seller is in material compliance with all federal, state and municipal laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and no Seller is engaged in any unfair labor practice, and there are no arrears in the payment of wages or social security taxes.

                        (b) Except as set forth on SCHEDULE 2.18 attached hereto:

                             (i)  none of the employees of any Seller is
         represented by any labor union;

                            (ii)  there is no unfair labor practice
         complaint against any Seller pending before the National Labor Relations Board or any state or local agency;

                           (iii) there is no pending labor strike or other material labor trouble affecting any Seller (including, without limitation, any organizational drive);

                            (iv)  there is no labor grievance pending
         against any Seller;

                             (v)  there is no pending representation
         question respecting the employees of any Seller; and

                            (vi)  there are no pending arbitration
         proceedings arising out of or under any collective bargaining agreement to which any Seller is a party, or to the best knowledge of the Sellers, any basis for which a claim may be made under any collective bargaining agreement to which any Seller is a party.

                        (c) SCHEDULE 2.18 attached hereto sets forth a true, correct and complete list of (a) the employee benefits provided by each Seller to its employees and all contracts or agreements between each Seller and its employees, and (b) each Seller's current payroll, including the job descriptions and salary or wage rates of each of its employees, showing separately for each such person who received an annual salary in excess of $20,000 the amounts paid or payable as salary and bonus payments for the years ending December 31, 1995 and December 31, 1994.

                        (d) For purposes of this Subsection 2.18, the term "employee" shall be construed to include sales agents and other independent contractors who spend a majority of their working time on a Seller's business.

                  2.19 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on SCHEDULE 2.19 attached hereto, since December 31, 1995, the Sellers have not entered into any transaction which is not in the usual and ordinary course of business, and, without limiting the generality of the foregoing, the Sellers have not:

                        (a) Incurred any material obligation or liability for borrowed money;

                        (b)  Discharged or satisfied any lien or
         encumbrance or paid any obligation or liability other than current liabilities reflected in the Internal Statements;

                        (c) Mortgaged, pledged or subjected to lien, charge or other encumbrance any of the Assets;

                        (d) Sold or purchased, assigned or transferred any of its tangible assets or cancelled any debts or claims, except for inventory sold and raw materials purchased in the ordinary course of business;

                        (e) Made any material amendment to or termination of any Contract or done any act or omitted to do any act which would cause the breach of any Contract;

                        (f)  Suffered any losses, whether insured or
         uninsured, and whether or not in the control of any Seller, in excess of $5,000 in the aggregate, or waived any rights of any value;

                        (g)  Made any changes in compensation of its
         officers, directors or employees except in the ordinary course of their business and consistent with past practice;

                        (h) Except as set forth on SCHEDULE 2.7, received notice of any litigation, warranty claim or products liability claims; or

                        (i) Made any material change in the terms, status or funding condition of any Employee Plan, as defined in Subsection 2.23 hereof.

                  2.20 SUPPLIERS. SCHEDULE 2.20 attached hereto sets forth a true, correct and complete list of the names and addresses of the ten suppliers of the Sellers which accounted for the largest dollar volume of purchases by the Sellers for the fiscal years ending December 31, 1994 and December 31, 1995. None of such suppliers has notified any Seller that it intends to discontinue its relationship with the Sellers.

                  2.21 PREPAYMENTS AND DEPOSITS. Except for deposits from customers to reserve videotapes which, in the aggregate, are less than $1,500 (which deposits, as they exist on the Closing Date, shall be transferred to the Buyer pursuant to this Agreement), the Sellers have not received prepayments or deposits from customers for products to be shipped, or services to be performed, at a later date.

                  2.22  Trade Names and Other Intangible Property.
                        -----------------------------------------

                        (a) SCHEDULE 2.22 attached hereto sets forth a true, correct and complete list and, where appropriate, a description of, all Intangible Property. True, correct and complete copies of all licenses and other agreements relating to the Intangible Property have been previously delivered by the Sellers to the Buyer.

                        (b) Except as otherwise disclosed in SCHEDULE 2.22 attached hereto, the Sellers are the sole and exclusive owners of all Intangible Property and all designs, permits, labels and packages used on or in connection therewith. The Intangible Property owned by the Sellers is sufficient to conduct the Sellers' business as currently conducted and, when transferred to the Buyer pursuant to this Agreement, will be sufficient to permit the Buyer to conduct the business of the Sellers as currently conducted by the Sellers. The Sellers have received no notice of, and have no knowledge of any basis for, a claim against any of them that any of their operations, activities, products or publications infringes on any patent, trademark, trade name, copyright or other property right of a third party, or that any of them is illegally or otherwise using the trade secrets, formulae or any property rights of others. No Seller has any disputes with or claims against any third party for infringement by such third party of any trade name or other Intangible Property of any Seller. Each Seller has taken all steps reasonably necessary to protect its right, title and interest in and to the Intangible Property.

                  2.23  Employee Benefit Plans.
                        ----------------------

                        (a) Except as listed on SCHEDULE 2.23, none of the Sellers now has or contributes to or participates in, and none of the Sellers has in the past had or otherwise contributed to, any employee benefit plan subject to the Employee Retirement Income Security Act of 1974.

                        (b) The Buyer assumes no liabilities with respect to any employee benefit plan which liability relates to any period prior to or after the Closing Date, including, without limitation, any taxes, accrued vacation or sick pay (whether or not vested), accrued vacation, sick and personal leaves, employee policies, employee benefit claims or liability to the Pension Benefit Guaranty Corporation.

                        (c) EMPLOYEE PLANS. SCHEDULE 2.23 attached hereto contains a true, correct and complete list of all pension, benefit, profit sharing, retirement, deferred compensation, welfare, insurance, disability, bonus, vacation pay, severance pay and other similar plans, programs and agreements, whether reduced to writing or not, relating to any Seller's employees, or maintained at any time since January 1, 1991 by any Seller or by any other member of any controlled group of corporations, group of trades or businesses under common control, or affiliated service group (as defined for purposes of Section 414(b), (c) and (m), respectively, of the Internal Revenue Code of 1986, as amended (the "Code")) (the "Employee Plans") and, except as set forth on
         SCHEDULE 2.23 attached hereto, no Seller has any obligations, contingent or otherwise, past or present, under applicable law or the terms of any Employee Plan.

                  2.24 REGULATORY APPROVALS. Except to the extent waived by the Buyer in this Section 2.24, all consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Sellers and which are necessary for the execution and delivery by the Sellers of this Agreement and the documents to be executed and delivered by the Sellers in connection herewith are set forth on
         SCHEDULE 2.24 attached hereto and have been, or will be prior to the Closing Date, obtained and satisfied. The Sellers shall pay all costs and expenses required to obtain such consents, approvals, authorizations and other requirements.

              The Buyer hereby waives compliance by the Sellers with the bulk sales notice provisions under the Uniform Commercial Code as enacted in New Jersey, and other comparable applicable laws and regulations. Such waiver does not extend to the bulk sales notice requirements to the State of New Jersey Department of the Treasury.

                  2.25 INDEBTEDNESS TO AND FROM OFFICERS, DIRECTORS AND SHAREHOLDERS. Except as set forth on SCHEDULE 2.25 attached hereto, no Seller is indebted, directly or indirectly, to any person who is an officer, director or shareholder of any Seller or any affiliate of any such person in any amount whatsoever other than for salaries for services rendered or reimbursable business expenses, all of which have been reflected on the Internal Statements, and no such officer, director, shareholder or affiliate is indebted to any Seller, except for advances made to employees of the Sellers in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor.

                  2.26 POWERS OF ATTORNEY AND SURETYSHIPS. Except as set forth on SCHEDULE 2.26 attached hereto, no Seller has any general or special powers of attorney outstanding (whether as grantor or grantee thereof) and has no obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signor, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

                  2.27 DISCLOSURE. To the best of the Sellers' and the Principals' knowledge, no representation or warranty by any of the Sellers or the Principals in this Agreement or in any Exhibit hereto, or in any list, statement, document or information set forth in or attached to any Schedule delivered or to be delivered pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading. The Sellers and the Principals have disclosed to the Buyer the material facts arising from and after June 30, 1996 pertaining to the transactions contemplated by this Agreement.

              3.  Representations of the Buyer
                  ----------------------------

              The Buyer represents and warrants to the Sellers as follows:

                  3.1 ORGANIZATION AND AUTHORITY. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has requisite power and authority (corporate and other) to own its properties and to carry on its business as now being conducted. The Buyer has full power to execute and deliver this Agreement and the Instrument of Assumption of Liabilities and to consummate the transactions contemplated hereby and thereby. Certified copies of the Certificate of Incorporation and the Bylaws of the Buyer, as amended to date, have been previously delivered to the Sellers, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

                  3.2 CAPITALIZATION OF THE BUYER. On the date hereof, the Buyer's authorized capital stock consists of 25,000,000 shares of Common Stock, $.01 par value ("Common Stock"), of which 12,070,239 shares are issued and outstanding as of the date hereof, and 2,000,000 shares of Preferred Stock, $.01 par value per share, none of which are issued or outstanding as of the date hereof. As of the date hereof, all of the outstanding shares of capital stock of the Buyer have been and on the Closing Date will be duly and validly issued and are, or will be, fully paid and nonassessable.

                  3.3 AUTHORIZATION. The execution and delivery of this Agreement by the Buyer, and the agreements provided for herein, and the consummation by the Buyer of all transactions contemplated hereby, have been duly authorized by all requisite corporate action. This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Buyer;

         (b) violate the provisions of the Buyer's Certificate of Incorporation or Bylaws; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Buyer pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which it or its properties is a party or by which the Buyer is or may be bound. SCHEDULE 3.3 attached hereto sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by the Buyer of the transactions contemplated by this Agreement. On the date hereof, the Buyer has access to funds in an amount sufficient to pay the cash portion of the purchase price to the Sellers, as provided in this Agreement.

                  3.4 REGULATORY APPROVALS. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Buyer and which are necessary for the consummation of the transactions contemplated by this Agreement have been, or will be prior to the Closing Date, obtained and satisfied. The Buyer shall pay all costs and expenses required to obtain such consents, approvals, authorizations and other requirements.

                  3.5 DISCLOSURE. To the best of the Buyer's knowledge, no representation or warranty by the Buyer in this Agreement or in any Exhibit hereto, or in any list, statement, document or information set forth in or attached to any Schedule delivered or to be delivered pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading.

                  3.6 ISSUANCE OF SHARES. The issuance and delivery of the shares of Common Stock in accordance with this Agreement have been, or prior to the Closing, will be, duly authorized by all necessary corporate action on the part of the Buyer, and all such shares of Common Stock have been duly reserved for issuance. The shares of Common Stock, when issued and delivered in accordance with the provisions of this Agreement will be duly and validly issued, fully paid and non-assessable.

              4.  Access to Information; Public Announcements
                  -------------------------------------------

                  4.1   Access to Management, Properties and Records.
                        --------------------------------------------

                        (a) From the date of this Agreement until the Closing Date, the Sellers shall afford the officers, attorneys, accountants and other authorized representatives of the Buyer free and full access upon reasonable notice and during normal business hours to all management personnel, offices, properties, books and records of the Sellers, so that the Buyer may have full opportunity to make such investigation as it shall desire to make of the management, business, properties and affairs of the Sellers, and the Buyer shall be permitted to make abstracts from, or copies of, all such books and records. The Sellers shall furnish to the Buyer such financial and operating data and other information as to the Assets and the business of the Sellers as the Buyer shall reasonably request.

                        (b) If the Buyer, at its option and expense, prior to the Closing Date, elects to have a report or reports prepared by an engineer or other professional selected by the Buyer, certifying that the real property associated with the Assets
         (i) complies with all applicable federal, state and local environmental and wetlands laws, rules and regulations and that there is not now, and never has been, manufacture, storage, or disposal of hazardous wastes at the real estate in violation of said laws, rules and regulations, (ii) complies with all applicable building, health and fire codes, and subdivision control laws, rules and regulations, the Sellers shall cooperate with such engineer or professional to the extent necessary to prepare such reports, including, without limitation, providing such engineer or professional access to such real property and necessary records, and arranging interviews with employees of the Sellers.

                        (c) If reasonably requested by the Buyer, the Sellers shall authorize the release to the Buyer of all files pertaining to the Sellers, the Assets or the business or operations of the Sellers held by any federal, state, county or local authorities, agencies or instrumentalities. If any such files relate to tax matters of the Sellers and such files may be obtained from the Sellers, the Buyer shall deliver notice to the Sellers of their intention to obtain such files at least 15 days prior to doing so. During such 15-day period the Sellers may elect to provide all such information to the Buyer directly.

                  4.2 CONFIDENTIALITY. All information not previously disclosed to the public or generally known to persons engaged in the respective businesses of the Sellers or the Buyer which shall have been furnished by the Buyer or the Sellers to the other party in connection with the transactions contemplated hereby or as provided pursuant to this Section 4 shall not be disclosed to any person other than their respective employees, directors, attorneys, accountants or financial advisors or other than as contemplated herein. In the event that the transactions contemplated by this Agreement shall not be consummated, all such information which shall be in writing shall be returned to the party furnishing the same, including, to the extent reasonably practicable, all copies or reproductions thereof which may have been prepared, and neither party shall at any time thereafter disclose to third parties, or use, directly or indirectly, for its own benefit, any such information, written or oral, about the business of the other party hereto. Notwithstanding the above,
         (a) the Buyer may include in any Registration Statement or periodic report filed by it with the Securities and Exchange Commission or any state securities commission or any stock market and (b) otherwise disclose, to the extent reasonably advised to do so by counsel, any information regarding the Seller, the business of the Seller, the financial condition of the Seller and/or the terms of this Agreement.

              In the event that the transactions contemplated by this Agreement shall not be consummated, for a period of 12 months after the date of the termination of this Agreement, the Buyer shall not solicit any person who was an employee of any Seller on the date of such termination to terminate his employment with the Sellers or to become an employee of the Buyer, or hire any person who was such an employee on the date of such termination. In the event that the transactions contemplated by this Agreement shall not be consummated, the Buyer agrees that the remedy at law for any breach of this Section 4.2 by the Buyer would be inadequate and that the Sellers shall be entitled to injunctive relief in addition to any other remedy they may have upon breach of the Buyer's obligations in such sentence.

                  4.3 PUBLIC ANNOUNCEMENTS. The parties agree that prior to the Closing Date, except as otherwise required by law, any and all public announcements or other public communications concerning this Agreement and the purchase of the Assets by the Buyer shall be subject to the approval of the Buyer.

                  4.4 REGISTRATION STATEMENT. The Buyer filed, on July 24, 1996, a registration statement with the Securities and Exchange Commission and applicable state securities regulators, with respect to the shares of Buyer Common Stock to be issued to the Sellers pursuant to this Agreement and the Instrument. The Buyer shall provide a copy of such registration statement to the Principals. The Buyer shall pay to the Buyer's transfer agent any fees or expenses in connection with the issuance of shares of Buyer Common Stock to the Sellers as contemplated by this Agreement.

              5.  Pre-Closing Covenants of the Seller
                  -----------------------------------

                  From and after the date hereof and until the Closing
         Date:

                  5.1 CONDUCT OF BUSINESS. Each Seller shall carry on its business diligently and substantially in the same manner as heretofore and shall not make or institute any unusual or new methods of purchase, sale, shipment or delivery, lease, management, accounting or operation, except as agreed to in writing by the Buyer. All of the property of each Seller shall be used, operated, repaired and maintained in a normal business manner consistent with past practice.

                  5.2 ABSENCE OF MATERIAL CHANGES. Without the prior written consent of the Buyer, no Seller shall:

                        (a)  Take any action to amend its charter,
         operating agreement, certificate of formation or Bylaws;

                        (b) Issue any stock, bonds or other corporate securities or grant any option or issue any warrant to purchase or subscribe to any of such securities or issue any securities convertible into such securities;

                        (c) Incur any obligation or liability (absolute or contingent), except current liabilities incurred and obligations under contracts entered into in the ordinary course of business;

                        (d) Except for customary (in amount and frequency consistent with past practice) dividend and distribution payments to the stockholders and members of the Sellers, declare or make any payment or distribution to its shareholders with respect to their stock or purchase or redeem any shares of its capital stock;

                        (e) Mortgage, pledge, or subject to any lien, charge or any other encumbrance any of the Assets;

                        (f) Sell, assign, or transfer any of the Assets, except for inventory sold in the ordinary course of business, at a normal profit margin, and for not less than replacement cost;

                        (g) Cancel any debts or claims, except in the ordinary course of business;

                        (h)  Merge or consolidate with or into any
         corporation or other entity;

                        (i) Make, accrue or become liable for any bonus, profit sharing or incentive payment, except for accruals under existing plans, if any, or increase the rate of compensation payable or to become payable by it to any of its officers, directors or employees, outside of the ordinary course of business or inconsistent with past practice;

                        (j) Make any election or give any consent under the Code or the tax statutes of any state or other jurisdiction or make any termination, revocation or cancellation of any such election or any consent or compromise or settle any claim for past or present Taxes, to the extent materially different from those made in accordance with customary past practice;

                        (k) Modify, amend, alter or terminate any of its executory contracts of a material value or which are material in amount;

                        (l)  Take or permit any act or omission
         constituting a material breach or default under any contract, indenture or agreement by which it or its properties are bound;

                        (m)  Fail to (i) preserve the possession and
         control of its assets and business, (ii) use its best efforts to keep in faithful service its present officers and key employees,
         (iii) use its best efforts to preserve the goodwill of its customers, suppliers, agents, brokers and others having business relations with it, and (iv) use its best efforts to keep and preserve its business existing on the date hereof until after the Closing Date;

                        (n) Fail to operate its business and maintain its books, accounts and records in the customary manner and in the ordinary or regular course of business and maintain in good repair its business premises, fixtures, furniture and equipment;

                        (o) Enter into any leases, contracts, agreements or understandings other than those entered into in the ordinary course of business calling for payments which in the aggregate do not exceed $5,000 for each such lease, contract, agreement or understanding;

                        (p) Engage any employee for a salary in excess of $20,000 per annum;

                        (q) Materially alter the terms, status or funding condition of any Employee Plan;

                        (r)  Make any loans to any person or entity; or

                        (s) Commit or agree to do any of the foregoing in the future.

                  5.3 TAXES. Each Seller will, on a timely basis, file all tax returns for and pay any and all taxes which shall become due or shall have accrued (a) on account of the operation of the business of such Seller or the ownership of the Assets on or prior to the Closing Date or (b) on account of the sale of the Assets (including a pro-rata portion of all personal property and excise taxes payable with respect to the Assets by such Seller).

                  5.4 DELIVERY OF INTERIM FINANCIAL STATEMENTS. As promptly as possible following the last day of each month after the date hereof, and in any event within 30 days after the end of each such month, the Sellers shall deliver to the Buyer their combined comparative balance sheets and related statements of income, shareholders' equity, retained earnings and statements of cash flow for the one-month period then ended, and for the comparable one-month period of the prior fiscal year, all prepared in accordance with Sellers' internal accounting policies consistent with past practice, and certified by the chief financial officer (collectively, the "Interim Financial Statements"). In addition, on each of such dates, the Sellers shall deliver to the Buyer such combined comparative balance sheets and related statements of income, shareholders' equity, retained earnings and statements of cash flow for such periods, prepared in accordance with Sellers internal accounting periods, consistent with past practice.

                  5.5 COMPLIANCE WITH LAWS. Each Seller will comply with all laws and regulations which are applicable to it, its ownership of the Assets or to the conduct of its business and will perform and comply with all contracts, commitments and obligations by which it is bound.

                  5.6 CONTINUED TRUTH OF REPRESENTATIONS AND WARRANTIES OF THE SELLERS. No Seller will take any actions which would result in any of the representations or warranties set forth in
         Section 2 hereof being materially untrue, except for representations which are qualified as to materiality, in which case no Seller will take any actions which would result in any of such representations or warranties being untrue in any respect.

                  5.7 CONTINUING OBLIGATION TO INFORM. From time to time prior to the Closing, each Seller will deliver or cause to be delivered to the Buyer supplemental information concerning material events subsequent to the date hereof which would render any statement, representation or warranty in this Agreement or any information contained in any Schedule inaccurate or incomplete in any material respect at any time after the date hereof until the Closing Date. No such supplemental information shall modify the obligations of the parties hereunder or constitute a waiver by the Buyer of any claims or rights it may have for breach by any Seller or Principal of this Agreement.

                  5.8 EXCLUSIVE DEALING. No Seller or Principal shall, directly or indirectly, through any officer, director, agent or otherwise, (a) solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or a material portion of the Assets, or any equity interest in, any Seller or any equity investment, merger, consolidation or business combination with any Seller, or (b) participate in any discussions or negotiations regarding, or furnish to any other person, any non-public information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. The Sellers shall promptly notify the Buyer if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made.

                  5.9 NO PUBLICITY. No Seller or Principal shall make any public announcement with respect to this Agreement or the transactions contemplated hereby without the express prior written consent of the Buyer. Each Seller and Principal shall hold in confidence, and use its best efforts to have all of its officers, directors and personnel hold in confidence, the terms of this Agreement and the transactions contemplated hereby.

              6.  Satisfaction of Conditions; Liquidated Damages.
                  ----------------------------------------------

                  6.1 SATISFACTION OF CONDITIONS. The Sellers, the Principals and the Buyer covenant and agree to use their commercially reasonable efforts to obtain the satisfaction of the conditions specified in this Agreement.

                  6.2   Liquidated Damages.
                        ------------------

                        (a)  The parties hereto agree that the harm
         suffered by the Buyer as a result of a Willful Breach (as defined below) of this Agreement by any Seller or any Principal and the failure by the Sellers or the Principals to consummate the transactions contemplated hereby is difficult to accurately estimate. The parties agree, based on all present circumstances, that $1,000,000 represents a reasonable estimate of the damages, including lost opportunity costs, which would be suffered by the Buyer upon a failure to close due to a Willful Breach of the Sellers or the Principals.

                        (b) If any Seller or Principal (i) willfully or intentionally breaches any representation, warranty or covenant under this Agreement, willfully or intentionally fails to perform any condition or obligation required to be performed hereunder, or fails to disclose a material fact pertaining to the Assets or the transactions contemplated by this Agreement to the Buyer; or (ii) either elects not to sell the Assets to the Buyer pursuant to the terms of this Agreement, sells or otherwise transfers the Assets or enters into an agreement (in principle or otherwise) with any other person or entity to sell any shares of the capital stock or membership interests of any Seller, to merge with or into, or consolidate any Seller with any person or entity other than the Buyer, to sell more than 10% of the Assets to any other person or entity or to effect any other transaction with any other person or entity that would preclude or otherwise frustrate the transfer of the Assets to the Buyer (a "Willful Breach"), the Sellers will pay to the Buyer the sum of $500,000, as liquidated damages, and Sellers will pay the Buyer the additional sum of $500,000, which the parties agree would be a reasonable estimate of Buyer's lost opportunity cost.

              7.  Conditions to Obligations of the Buyer
                  --------------------------------------

                  The obligations of the Buyer under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Buyer:

                  7.1 CONTINUED TRUTH OF REPRESENTATIONS AND WARRANTIES OF THE SELLER; COMPLIANCE WITH COVENANTS AND OBLIGATIONS. The representations and warranties of the Sellers and the Principals shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes permitted by the terms hereof or consented to in writing by the Buyer. The Sellers and the Principals shall have performed and complied in all material respects with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by them prior to or at the Closing Date.

                  7.2 CORPORATE PROCEEDINGS. All corporate and other proceedings required to be taken on the part of the Sellers to authorize or carry out this Agreement and to convey, assign, transfer and deliver the Assets shall have been taken. Without limiting the foregoing, promptly following delivery to the Principals of a Prospectus relating to the sale of Buyer's Common Stock (which is included in a Registration Statement which has been declared effective by the SEC), the Sellers will hold a meeting of their respective stockholders for purposes of approving the consummation of the transactions contemplated by this Agreement.

                  7.3 GOVERNMENTAL APPROVALS. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Sellers of the transactions contemplated by this Agreement and the operation of the Sellers' business by the Buyer shall have consented to, authorized, permitted or approved such transactions.

                  7.4 CONSENTS OF LENDERS, LESSORS AND OTHER THIRD PARTIES. The Sellers shall have received all requisite consents and approvals of all lenders, if any, lessors and other third parties whose consent or approval is required in order for the Sellers to consummate the transactions contemplated by this Agreement, including, without limitation, those set forth on
         SCHEDULE 2.3 attached hereto.

                  7.5 ADVERSE PROCEEDINGS. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Buyer to own or use the Assets after the Closing.

                  7.6 OPINION OF COUNSEL. The Buyer shall have received an opinion of Lentz & Gengaro, counsel to the Sellers, dated as of the Closing Date, in substantially the form attached hereto as
         EXHIBIT 2, and as to such other matters as may be reasonably requested by the Buyer or its counsel.

                  7.7 BOARD OF DIRECTORS AND SHAREHOLDER AND MEMBER AND MANAGER APPROVAL. The Board of Directors and shareholders or members and managers, as applicable, of each Seller shall have duly authorized the transactions contemplated by this Agreement.

                  7.8 THE ASSETS. Except for the Permitted Encumbrances, at the Closing the Buyer shall receive good, clear, record and marketable title to the Assets, free and clear of all liens, liabilities, security interests and encumbrances of any nature whatsoever.

                  7.9 UPDATE. The Sellers shall have provided the Buyer with a true, correct and complete list and amount, as of the Closing Date, of:

              (a) the inventories (reflecting the items described in Section 2.9 hereof), which, from a physical unit count, shall be not greater than or less than, by 5%, of the amounts which would be derived from a physical inventory, and which shall be as of a date not more than two days prior to the Closing Date;

              (b) the Fixed Assets;

              (c) the Sellers' collection accounts, including an aging thereof; and

              (d) the trade accounts payable and accrued liabilities assumed pursuant to Subsection 1.4(a)(i) and (ii) hereof.

                  7.10 CASH AVAILABLE. On the Closing Date, the Sellers will have an aggregate of $14,000 of cash on hand in the Stores (which shall be allocated among the Stores as specified on SCHEDULE E hereto), which shall be in secured cashboxes, and all which cash will be transferred to the Buyer pursuant to the terms of this Agreement. In addition, the Sellers will leave at each store any amounts left by customers as deposits or prepayments, as described in Section 2.21 of this Agreement.

                  7.11 PAYABLES. On the Closing Date, the Seller will have no obligations to suppliers and vendors of goods and services to the Business and other trade creditors of the Business which are past due in accordance with their terms, and the aggregate amount of all outstanding obligations to suppliers, vendors and trade creditors shall in no event exceed $400,000, and all of which obligations shall be current (i.e., outstanding for less than 60 days, and not, by their terms, past due).

                  7.12 TAX HOLDBACK AGREEMENT. The Sellers and the Buyer shall have entered into a tax holdback agreement pursuant to which the Buyer shall hold back from the cash consideration payable to each Seller the amount requested by the New Jersey Department of Treasury (Bulk Sales Compliance Division) (or comparable regulatory authorities in any other jurisdiction in which the Assets are located) in connection with the sale of the Assets, which amount shall be released after the Closing upon receipt for all Sellers of tax clearance certificates for the Sellers dated after the Closing Date. Such agreement shall be substantially in the form and on the terms of EXHIBIT 3 hereto. The Buyer shall be responsible for preparing, with the cooperation of the Sellers and the Principals, the requisite notices to the New Jersey Department of the Treasury.

                  7.13 CLOSING DELIVERIES. The Buyer shall have received at or prior to the Closing each of the following documents:

                        (a) a bill of sale substantially in the form attached hereto as EXHIBIT 4;

                        (b) such instruments of conveyance, assignment and transfer, in form and substance satisfactory to the Buyer, as shall be appropriate to convey, transfer and assign to, and to vest in, the Buyer, good, clear, record and marketable title to the Assets;

                        (c) such contracts, files and other data and documents pertaining to the Assets or the Sellers' business as the Buyer may reasonably request;

                        (d) copies of the general ledgers and books of account of each Seller, and all federal, state and local income, franchise, property and other tax returns filed by each Seller with respect to the Assets since January 1, 1991;

                        (e) such certificates of each Seller's officers and such other documents evidencing satisfaction of the conditions specified in Section 7 as the Buyer shall reasonably request;

                        (f) a certificate of the Secretary of State of the state of organization of each Seller as to the legal existence and good standing of each Seller in such jurisdiction, and a certificate of the Secretary of State of each jurisdiction in which each Seller is qualified to transact business, as to the good standing and foreign qualification of each Seller in each such jurisdiction;

                        (g)  certificates of the Secretary or other
         appropriate offices of each Seller attesting to the incumbency of such Seller's officers, respectively, the authenticity of the resolutions authorizing the transactions contemplated by the Agreement, and the authenticity and continuing validity of the charter documents delivered pursuant to Subsection 2.1;

                        (h) estoppel certificates (in the form previously approved by the Buyer) from each lessor from whom each Seller leases real or personal property and instruments reflecting such lessor's consent to the assumption of such lease by the Buyer and representing that there are no outstanding claims against such Seller under any such lease;

                        (i)  the schedules listed in Subsection 7.9;

                        (j)  such other documents, instruments or
         certificates as the Buyer may reasonably request.

              8.   Conditions to Obligations of the Sellers
                   ----------------------------------------

              The obligations of the Sellers under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing at the sole discretion of the Sellers:

                   8.1 CONTINUED TRUTH OF REPRESENTATIONS AND WARRANTIES OF THE BUYER; COMPLIANCE WITH COVENANTS AND OBLIGATIONS. The representations and warranties of the Buyer in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes consented to in writing by the Principals. The Buyer shall have performed and complied in all material respects with all terms, conditions, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

                   8.2 CORPORATE PROCEEDINGS. All corporate and other proceedings required to be taken on the part of the Buyer to authorize or carry out this Agreement shall have been taken.

                   8.3 GOVERNMENTAL APPROVALS. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Buyer of the transactions contemplated by this Agreement shall have consented to, authorized, permitted or approved such transactions.

                   8.4 CONSENTS OF LENDERS, LESSORS AND OTHER THIRD PARTIES. The Buyer shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Buyer to consummate the transactions contemplated by this Agreement, including, without limitation, those set forth on Schedule 3.3 attached hereto.

                   8.5 ADVERSE PROCEEDINGS. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Sellers to transfer the Assets.

                   8.6 OPINION OF COUNSEL. The Sellers shall have received an opinion of Hale and Dorr, counsel to the Buyer, dated as of the Closing Date, in substantially the form attached hereto as EXHIBIT 5, and as to such other matters as may be reasonably requested by the Sellers or their counsel.

                   8.7 CLOSING DELIVERIES. The Sellers shall have received at or prior to the Closing each of the following documents:

                        (a) such certificates of the Buyer's officers and such other documents evidencing satisfaction of the conditions specified in this Section 8 as the Sellers shall reasonably request;

                        (b) a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing (including tax) of the Buyer in Delaware;

                        (c) a certificate of the Secretary of the Buyer attesting to the incumbency of the Buyer's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the charter documents delivered pursuant to Subsection 3.1;

                        (d)  The Instrument, and an Instrument of
         Assumption of Liabilities executed by the Buyer and accepted by the Sellers;

                        (e)  payment of the Base Purchase Price;

                        (f)  such other documents, instruments or
         certificates as the Sellers may reasonably request.

              9.   Indemnification
                   ---------------

                   9.1 BY THE BUYER AND THE SELLERS AND THE PRINCIPALS. The Buyer on the one hand and the Sellers and the Principals, jointly and severally, on the other hand, each hereby agree to indemnify and hold harmless the other against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by the Buyer or the Sellers in connection with each and all of the following:

                        (a) Any breach by the indemnifying party of any representation or warranty made by it in this Agreement;

                        (b) Any breach of any covenant, agreement or obligation of the indemnifying party contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement; and

                        (c)  Any misrepresentation contained in any
         statement, certificate or schedule furnished by the indemnifying party pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

                   9.2A BY THE SELLERS AND THE PRINCIPALS. The Sellers and the Principals, on a joint and several basis, further agree to indemnify and hold harmless the Buyer from any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by the Buyer, in connection with each and all of the following:

                        (a)  Any claims against, or liabilities or
         obligations of, the Sellers or against the Assets not specifically assumed by the Buyer pursuant this Agreement;

                        (b)  The failure of the Buyer to obtain the
         protections afforded by compliance with the notification and other requirements of the bulk sales laws in force in the jurisdictions in which such laws may be applicable to either the Sellers or the transactions contemplated by this Agreement, unless such claim arises as a result of the failure by the Buyer to pay an Assumed Liability;

                        (c) Any violation by any Seller of, or any failure by the Sellers to comply with, any law, ruling, order, decree, regulation or zoning, environmental or permit requirement applicable to any Seller, the Assets or the business of the Sellers, whether or not any such violation or failure to comply has been disclosed to the Buyer, including any costs incurred by the Buyer (i) in order to bring the Assets into compliance with environmental laws as a consequence of noncompliance with such laws on the Closing Date or (ii) in connection with the transfer of the Assets;

                        (d) Any warranty claim or product liability claim relating to any Seller's business or operation prior to the Closing Date;

                        (e)  Any Taxes of any Seller or any Principal;

                        (f)  Any claims against, or liabilities or
         obligations of, any Seller with respect to obligations under Employee Plans, or for accrued vacation or severance pay, or for accrued and unpaid wages or similar amounts; and

                        (g)  Except for the Assumed Liabilities, any
         claims, damages, or liabilities arising out of the conduct of the business and operations of the Sellers, the Business or the Stores, to the extent such claims accrue or arise out of facts or circumstances occurring on or before to the Closing Date.

                   9.2B BY THE BUYER. The Buyer further agrees to indemnify and hold harmless the Sellers and the Principals from any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by the

         Sellers and the Principals, in connection with each and all of the following:

                        (a)  Any claims against, or liabilities or
         obligations of, the Sellers specifically assumed by the Buyer pursuant this Agreement;

                        (b) Any violation by the Buyer of, or any failure by the Buyer to comply with, any law, ruling, order, decree, regulation or zoning, environmental or permit requirement applicable to the Buyer or its business, whether or not any such violation or failure to comply has been disclosed to the Sellers;

                        (c) Any warranty claim or product liability claim relating to the conduct of the Business after the Closing Date;

                        (d) Any Taxes of the Buyer (other than amounts described in Section 9.2A(e) above);

                        (e) Any claim by a third party or government regulatory agency contesting the adequacy, nature, timing or manner of disclosure (or nondisclosure) of any information to the public concerning the transactions contemplated by this Agreement, except to the extent that such claim is based upon information provided by the Sellers or Principals hereunder (or upon the failure of the Sellers or Principals to disclose information required to be disclosed hereunder); and

                        (f) Any claims, damages, or liabilities arising out of the conduct of the business and operations of the Stores or the Business, to the extent such claims accrue or arise out of facts or circumstances occurring after the Closing Date.

                   9.3 CLAIMS FOR INDEMNIFICATION. Whenever any claim shall arise for indemnification hereunder the party seeking indemnification (the "Indemnified Party"), shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third-party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Subsection 9.4 of this Agreement.

                   9.4 DEFENSE BY INDEMNIFYING PARTY. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date such claim is made, (a) the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

                   9.5 PAYMENT OF INDEMNIFICATION OBLIGATION. All indemnification by the Buyer, the Sellers or the Principals hereunder shall be effected by payment of cash or delivery of a cashier's or certified check in the amount of the indemnification liability; provided that the Buyer shall have the right to offset against amounts due from Buyer under the Instrument any amounts due to Buyer hereunder.

                   9.6  SURVIVAL OF REPRESENTATIONS; CLAIMS FOR
         INDEMNIFICATION. All representations and warranties made by the parties herein or in any instrument or document furnished in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of the parties hereto. All such representations and warranties shall expire on the third anniversary of the Closing Date, except for claims, if any, asserted in writing prior to such third anniversary, which shall survive until finally resolved and satisfied in full. All claims and actions for indemnity pursuant to this Section 9 for breach of any representation or warranty shall be asserted or maintained in writing by a party hereto on or prior to the expiration of such three-year period. Notwithstanding the above claims resulting from the failure by any Seller or Principal to pay any Tax when due shall expire one year after any applicable statute of limitations.

                   9.7 INDEMNIFICATION LIMITATIONS. Notwithstanding the provisions of this Article 9 to the contrary, (i) the Sellers and the Principals shall be liable for only that portion of the aggregate damages payable by them hereunder which exceeds $25,000, and (ii) the Buyer shall be liable for only that portion of the aggregate damages payable by it hereunder which exceeds $25,000.

              10.  Post-Closing Agreements
                   ------------------------

              The Sellers and the Principals agree that from and after the Closing Date:

                   10.1  Proprietary Information.
                         -----------------------

                         (a) Each of the Sellers and the Principals shall hold in confidence, and use its best efforts to have all of its officers, directors, managers, members and personnel hold in confidence, all knowledge and information of a secret or confidential nature with respect to the business of the Sellers and shall not disclose, publish or make use of the same without the consent of the Buyer, except to the extent that such information shall have become public knowledge other than by breach of this Agreement by the Sellers or the Principals.

                         (b) The Sellers agree that the remedy at law for any breach of this Subsection 10.1 would be inadequate and that the Buyer shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Subsection 10.1.

                   10.2 NO SOLICITATION OR HIRING OF FORMER EMPLOYEES. Except as provided by law, for a period of five years after the Closing Date, no Seller, Principal or any Affiliate of any of them shall solicit any person who was an employee of any Seller on the Closing Date to terminate his employment with the Buyer or to become an employee of any Seller or hire any person who was such an employee on the date hereof or on the Closing Date; provided, that, subject to the provisions of Section 10.3 below, if Brian Miller voluntarily terminates his employment with the Buyer, any other Principal shall thereafter be permitted to employ him.

                   10.3  Non-Competition Agreement.
                         -------------------------

                         (a) Without the prior approval of the Buyer, for a period of five years after the Closing Date, neither the Sellers, Steven Matsakis or Hal Greene, nor any Affiliate thereof, shall engage directly or indirectly in the retail videotape rental business, retail videotape rental industry, or retail videotape rental market or the retail video game rental business, retail video game rental industry or retail video game rental market in the United States or any other country in which the Buyer or Sellers conducted their business during the two years prior to the Closing Date; provided that, nothing herein shall prevent the Sellers, the Principals or their Affiliates from engaging in the development, marketing or sale of software for use in video games.

              Without the prior approval of the Buyer, for a period of three years after the Closing Date, Brian Miller shall not, directly or indirectly, as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of any entity), establish, operate, build, develop, acquire or purchase any retail video store that is within five miles of any retail establishment owned or operated by the Seller immediately prior to the Closing Date; provided that, nothing shall prohibit Brian Miller from being employed by an entity which establishes, operates, builds, develops, acquires or purchases a retail video in any such location if Mr. Miller does not provide services to such entity at a location within the radius proscribed above.

                         (b) The parties hereto agree that the duration and geographic scope of the non-competition provision set forth in this Subsection 10.3 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. The Sellers and the Applicable Principals agree that damages are an inadequate remedy for any breach of this provision and that the Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision.

                   10.4  Sharing of Data.
                         ----------------

                         (a) The Sellers shall have the right for a period of three years following the Closing Date (and for such longer period as may be reasonably necessary to enable the Sellers to deal with applicable governmental agencies and regulators) to have reasonable access to such books, records and accounts, including financial and tax information, correspondence, production records, and other similar information as are transferred to the Buyer pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the Business prior to the Closing Date and for complying with its obligations under applicable securities, tax, environmental, employment or other laws and regulations.

              The Buyer shall have the right for a period of three years following the Closing Date to have reasonable access to those books, records and accounts, including financial and tax information, correspondence, employment records and other records which are retained by the Sellers pursuant to the terms of this Agreement to the extent that any of the foregoing relates to the Business transferred to the Buyer hereunder or is otherwise needed by the Buyer in order to comply with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. All of such books, records and accounts (including tax and financial information, correspondence, employment records and other records) shall be delivered by Sellers to the Buyer on or before the Closing in a sealed box (the "Box"). If the Buyer intends to gain access to the contents of the Box for a legitimate business purpose, it shall provide not less than 14 days' prior notice of such intention to the Sellers, which notice shall indicate the Buyer's business reason. Sellers shall, during the 14-day period following delivery of the notice, seek to provide to the Buyer the information Buyer requires in connection with such business reason, or to otherwise resolve any request for information from a third party. If the Seller fails to provide such information or otherwise resolve such third party request, the Buyer shall be permitted to open the Box, review the contents thereof and satisfy any such third party request. At the end of such three-year period, the Buyer shall return to the Sellers the Box and its contents.

                         (b) The Sellers, the Principals and the Buyer agree that from and after the Closing Date they shall cooperate fully with each other to facilitate the transfer of the Assets from the Sellers to the Buyer and the operation thereof by the Buyer.

                   10.5 USE OF NAME. The Sellers and the Principals agree not to use the name "Super Video Store" or the service mark "More Movies, More Copies, More Fun!" or any variation or derivation thereof after the Closing Date in connection with any business related to, competitive with, or an outgrowth of, the business conducted by the Sellers on the date hereof.

                   10.6 COOPERATION IN LITIGATION. Each party hereto will fully cooperate with the others in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such party relating to or arising out of the conduct of the business of the Sellers prior to or after the Closing Date (other than litigation or proceedings arising out the transactions contemplated by this Agreement). The party requesting such cooperation shall pay the reasonable out-of-pocket expenses (including legal fees and disbursements), as incurred, of the party providing such cooperation and of its officers, directors, managers, members, employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation for such party's time spent in such cooperation or the salaries or costs of fringe benefits or similar expenses paid by the party providing such cooperation to its officers, directors, managers, members, employees and agents while assisting in the defense or prosecution of any such litigation or proceeding.

              11.  Termination of Agreement
                   ------------------------

                   11.1 TERMINATION BY LAPSE OF TIME. This Agreement shall terminate at 5:00 p.m., Boston time, on September 30, 1996, if the transactions contemplated hereby have not been consummated, unless such date is extended by the written consent of all of the parties hereto.

                   11.2 TERMINATION BY AGREEMENT OF THE PARTIES. This Agreement may be terminated by the mutual written agreement of the parties hereto. In the event of such termination by agreement, the Buyer shall have no further obligation or liability to the Sellers or the Principals under this Agreement, and the Sellers and the Principals shall have no further obligation or liability to the Buyer under this Agreement.

                   11.3 TERMINATION BY REASON OF BREACH. This Agreement may be terminated by the Sellers, if at any time prior to the Closing there shall occur a breach of any of the representations, warranties or covenants of the Buyer or the failure by the Buyer to perform any condition or obligation hereunder, and may be terminated by the Buyer, if at any time prior to the Closing there shall occur a breach of any of the representations, warranties or covenants of any Seller or Principal or the failure of any Seller or Principal to perform any condition or obligation hereunder.

              12.  Transfer and Sales Tax
                   ----------------------

                   Notwithstanding any provisions of law imposing the burden of such taxes on the Sellers or the Buyer, as the case may be, the Sellers shall be responsible for and shall pay (a) all sales, use and transfer taxes, if any, upon the sale or transfer of any of the Assets hereunder, and (b) all governmental charges, if any, upon the sale or transfer of any of the Assets hereunder. If the Sellers shall fail to pay such amounts on a timely basis, the Buyer shall notify and give the Sellers an opportunity to contest such charges at the Sellers' expense. If, following any such contest (or if the Sellers determine not to so contest such charges), the Sellers fail to pay such charges, the Buyer may pay such amounts to the appropriate governmental authority or authorities, and the Sellers shall promptly reimburse the Buyer for any amounts so paid by the Buyer.

              13.  Brokers
                   -------

                   13.1 FOR THE SELLERS. The Sellers and the Principals represent and warrant that none of them has engaged any broker or finder or incurred any liability for brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement. The Sellers and the Principals, jointly and severally, agree to indemnify and hold harmless the Buyer against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of any Seller or any Principal.

                   13.2 FOR THE BUYER. The Buyer agrees to pay all fees, expenses and compensation owed to any person, firm or corporation who has acted in the capacity of broker or finder on its behalf in connection with the transactions contemplated by this Agreement. The Buyer agrees to indemnify and hold harmless the Sellers against any claims or liabilities asserted against them by any person acting or claiming to act as a broker or finder on behalf of the Buyer.

             14.  Notices
                  -------

                  Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by federal express or other reputable nationwide overnight courier service, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

              To any Seller:      To all of the Principals, at
                                  their respective addresses

              If to any
              Principal
              (as applicable):    Mr. Steven Matsakis
                                  366 High Meadow Court
                                  Wycoff, NJ  07481

                                  Mr. Hal Greene
                                  293 Whitford Avenue
                                  Nutley, NJ  07110

                                  Mr. Brian Miller
                                  P.O. Box 64
                                  Wood-Ridge, NJ  07075

              With a copy to:     David Lentz, Esq.
                                  Lentz & Gengaro
                                  443 Northfield Avenue
                                  West Orange, NJ  07052

              To the Buyer:       West Coast Entertainment Corporation
                                  9990 Global Road
                                  Philadelphia, Pennsylvania  19115
                                  Attn:  President

              With a copy to:     Hale and Dorr
                                  60 State Street
                                  Boston, MA  02109
                                  Attn:  John H. Chory, Esq.

         Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally; (b) on the business day following delivery to an overnight courier; (c) three business days after being sent, if sent by registered or certified mail; or (d) on the date of actual delivery, if sent by any other method.

             15.  Arbitration
                  -----------

                  (a) Except as provided in this Section 15(a), any dispute, controversy or claim between the parties arising out of or relating to this Agreement, a breach hereof or the transactions contemplated hereby, shall be settled by arbitration in accordance with the provisions of this Section 15. Any arbitration pursuant to this Section 15 shall be conducted by a single arbitrator appointed by the Philadelphia, Pennsylvania office of the American Arbitration Association upon the request of any party. The arbitrator shall have a minimum of five years of experience in the area of business relevant to the particular dispute. Each of the two parties to the dispute (all Sellers and all Principals being treated as one party for this purpose) shall be permitted to submit only one proposal to the arbitrator, and the arbitrator shall be required to choose one of such two proposals as the resolution of the dispute. The arbitrator may proceed to a resolution notwithstanding the failure of a party to participate in the proceedings. Each of the parties shall pay its own costs and expenses in connection with any such arbitration, and the parties shall share equally in the fees and expenses of the arbitrator.

             Notwithstanding the foregoing, any dispute as to the failure of Buyer to deliver cash or stock at the times and in the amounts specified under the Instrument shall be presented in a court of law or equity, and shall not be submitted to arbitration hereunder.

                  (b) The parties agree that any such arbitration will occur in Philadelphia, Pennsylvania, any such arbitration award shall be final and binding upon the parties, may be entered in any court having jurisdiction and shall not be appealable by either party in any court.

             16.  Successors and Assigns
                  ----------------------

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Buyer and the Sellers may not assign their respective obligations hereunder without the prior written consent of the other party; provided, however, that the Buyer may assign this Agreement, and its rights and obligations hereunder, to a subsidiary or Affiliate. Any assignment in contravention of this provision shall be void. No assignment shall release the Buyer or any Seller or Principal from any obligation or liability under this Agreement.

             17.  Entire Agreement; Amendments; Attachments
                  -----------------------------------------

                  (a) This Agreement, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The Buyer, the Sellers and the Principals may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Buyer and the Principals.

                  (b) If the provisions of any Schedule or Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provision of the Agreement shall prevail. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

             18.  Expenses
                  --------

                  Except as otherwise expressly provided herein, the Buyer (on the one hand) and the Sellers and the Principals (on the other hand) shall each pay their own expenses in connection with this Agreement and the transactions contemplated hereby. The Buyer shall pay the costs and expenses of any audit conducted by, or at the request of, the Buyer, and Sellers shall pay the costs and expenses of any accounting services provided to the Sellers in connection with the transactions contemplated hereby.

             19.  Legal Fees
                  ----------

                  In the event that legal proceedings are commenced by the Buyer against any Principal or any Seller, or by any Principal or any Seller against the Buyer, in connection with this Agreement or the transactions contemplated hereby, the party or parties which do not prevail in such proceedings shall pay the reasonable attorneys' fees and other costs and expenses, including investigation costs, incurred by the prevailing party in such proceedings.

             20.  Governing Law
                  -------------

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

             21.  Section Headings
                  ----------------

                  The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

             22.  Severability
                  ------------

                  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

             23.  Counterparts
                  ------------

                  This Agreement and any amendment hereto may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.




                                    (end of page)

              IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

         (Corporate Seal)              WEST COAST ENTERTAINMENT CORPORATION

         ATTEST:
         /s/ Sarah Rothermel           By: /s/ T. Kyle Standley
         -------------------------        --------------------------------

                                       Title: President
                                             -----------------------------


                                       PRINCIPALS:

                                       /s/ Steven Matsakis
                                       -----------------------------------
                                       Steven Matsakis

                                       /s/ Hal Greene
                                       -----------------------------------
                                       Hal Greene

                                       /s/ Brian Miller
                                       -----------------------------------
                                       Brian Miller


                                       SELLERS:

         (Corporate Seal)              LARGE CORPORATION

         ATTEST:

         /s/ Brian Miller              By: /s/ Steven Matsakis
         -------------------------        --------------------------------

                                       Title: CEO
                                             -----------------------------

         (Corporate Seal)              LYNDHURST VIDEO INC.

         ATTEST:

         /s/ Brian Miller              By: /s/ Steven Matsakis
         -------------------------        --------------------------------

                                       Title: CEO
                                             -----------------------------

         (Corporate Seal)              KEARNY VIDEO INC.

         ATTEST:

         /s/ Brian Miller              By: /s/ Steven Matsakis
         -------------------------        --------------------------------

                                       Title: CEO
                                             -----------------------------

         (Corporate Seal)              NEW MILFORD VIDEO INC.

         ATTEST:

         /s/ Brian Miller              By: /s/ Steven Matsakis
         -------------------------        --------------------------------

                                       Title: CEO
                                             -----------------------------


         (Corporate Seal)              HILLSDALE VIDEO INC.

         ATTEST:

         /s/ Brian Miller              By: /s/ Steven Matsakis
         -------------------------        --------------------------------

                                       Title: CEO
                                             -----------------------------

         (Corporate Seal)              HACK VIDEO INC.

         ATTEST:

         /s/ Brian Miller              By: /s/ Steven Matsakis
         -------------------------        --------------------------------

                                       Title: CEO
                                             -----------------------------

         (Corporate Seal)              BELL VIDEO INC.

         ATTEST:

         /s/ Brian Miller              By: /s/ Steven Matsakis
         -------------------------        --------------------------------

                                       Title: CEO
                                             -----------------------------

         (Corporate Seal)              BERGEN VIDEO INC.

         ATTEST:

         /s/ Brian Miller              By: /s/ Steven Matsakis
         -------------------------        --------------------------------

                                       Title: CEO
                                             -----------------------------

         (Corporate Seal)              HARRIS VIDEO INC.

         ATTEST:

         /s/ Brian Miller              By: /s/ Steven Matsakis
         -------------------------        --------------------------------

                                       Title: CEO
                                             -----------------------------

         (Corporate Seal)              RAHWAY VIDEO INC.

         /s/ Brian Miller              By: /s/ Steven Matsakis
         -------------------------        --------------------------------

                                       Title: CEO
                                             -----------------------------

         (Corporate Seal)              WALL VIDEO INC.

         /s/ Brian Miller              By: /s/ Steven Matsakis
         -------------------------        --------------------------------

                                       Title: CEO
                                             -----------------------------

         (Corporate Seal)              MONT VIDEO INC.

         ATTEST:

         /s/ Brian Miller              By: /s/ Steven Matsakis
         -------------------------        --------------------------------

                                       Title: CEO
                                             -----------------------------

         (Corporate Seal)              SUPER VIDEO OF PARK RIDGE, INC.

         ATTEST:

         /s/ Brian Miller              By: /s/ Steven Matsakis
         -------------------------        --------------------------------

                                       Title: CEO
                                             -----------------------------

                                       EMERSON VIDEO LLC

         ATTEST:

         /s/ Brian Miller              By: /s/ Steven Matsakis
         -------------------------        --------------------------------

                                       Title: CEO
                                             -----------------------------

         (Corporate Seal)              SUPER VIDEO MANAGEMENT CO., INC.

         ATTEST:

         /s/ Brian Miller              By: /s/ Steven Matsakis
         -------------------------        --------------------------------

                                       Title: CEO
                                             -----------------------------